AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2002
                                                   REGISTRATION NO. 333 -
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                            BURLINGTON RESOURCES INC.
             (Exact name of registrant as specified in its charter)


                      DELAWARE                          91-1413284
            (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)          Identification Number)

                           5051 WESTHEIMER, SUITE 1400
                              HOUSTON, TEXAS 77056
                    (Address of principal executive offices)


               BURLINGTON RESOURCES INC. 2002 STOCK INCENTIVE PLAN BURLINGTON RESOURCES INC. 1997 EMPLOYEE STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)


                            FREDERICK J. PLAEGER, II
                       VICE PRESIDENT AND GENERAL COUNSEL
                            BURLINGTON RESOURCES INC.
                           5051 WESTHEIMER, SUITE 1400
                              HOUSTON, TEXAS 77056
                                 (713) 624-9500
 (Name, address and telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

===============================================================================================================

                                                   PROPOSED             PROPOSED
                                                   MAXIMUM              MAXIMUM               AMOUNT
                                                   OFFERING             AGGREGATE             OF
TITLE OF SECURITIES          AMOUNT TO BE          PRICE PER            OFFERING              REGISTRATION
TO BE REGISTERED             REGISTERED(1)         SHARE (2)            PRICE (2)             FEE(2)(5)
---------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (3)(4)        9,678,429 shares      $39.30               $380,362,259.70       $34,993.33
===============================================================================================================


(1) Amount to be registered includes (x) 7,500,000 shares of the Registrant's Common Stock which may be issuable under the Registrant's 2002 Stock Incentive Plan and (y) 2,178,429 shares of the Registrant's Common Stock which, together with the remaining unissued 2,821,571 shares of the Registrant's Common Stock registered under Registration Statement No. 333-60081, filed on July 29, 1998, may be issuable under the Registrant's 1997 Employee Stock Incentive Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Estimate is based on the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on June 18, 2002.

(3) Includes Rights associated with the Common Stock under the Registrant's Shareholder Rights Agreement.

(4) Includes an indeterminate number of securities that may be issuable by reason of stock splits, stock dividends or similar transactions, in accordance with Rule 416 under the Securities Act of 1933.

(5) In connection with the filing of this Registration Statement, the Registrant is wiring the Securities and Exchange Commission $33,922.57. The difference between the amount paid by the Registrant and the registration fee represents $1,070.76, which is the amount currently reflected as a credit to the Registrant's account by the Securities and Exchange Commission on the Registrant's Account Activity Statement.

                                     PART I

                  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Omitted pursuant to Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Omitted pursuant to Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by Burlington Resources Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are hereby incorporated by reference in this registration statement:

(1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

(2)  The Registrant's Current Report on Form 8-K filed February 21, 2002;

(3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

(4) The description of the Registrant's common stock contained in the Registrant's Rule 424(b) Prospectus, dated July 7, 1988; and

(5) The description of the Rights associated with the common stock and the Registrant's rights agreement contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 18, 1998.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for the Registrant by Cahill Gordon & Reindel. From time to time, Cahill Gordon & Reindel has represented and may continue to represent the Registrant and its subsidiaries in connection with various legal matters. Kenneth W. Orce, a partner of Cahill Gordon & Reindel, is also a member of the Registrant's board of directors and the chairman of the audit committee of the Registrant's board of directors. Kenneth W. Orce receives compensation as a board member and chairman of the audit committee.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the Registrant's by-laws requires indemnification of directors and officers to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Registrant's by-laws provide a right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. The Registrant's by-laws also provide that it may, by action of its board of directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a Delaware corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 13 of the Registrant's certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 13 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The DGCL and the Registrant's certificate of incorporation may have no effect on claims arising under the federal securities laws.

     The Registrant maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Registrant and/or its subsidiaries, as the case may be.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this registration statement:

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
----------                 ----------------------

4.1 Form of Rights Agreement dated as of December 16, 1998, between the Registrant and EquiServe Trust Company, N.A. (the current Rights Agent), which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Junior Participating Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-A filed December 18, 1998).

4.2 Certificate of Incorporation of the Registrant as amended November 18, 1999 (incorporated herein by reference to Exhibit 3.1 to Form 10-K, filed March 17, 2000).

4.3 By-Laws of the Registrant, as amended as of December 6, 2000 (incorporated herein by reference to Exhibit 3.2 to Form 10-K, filed February 21, 2001).

*5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

*23.1 Consent of Independent Accountants-- PricewaterhouseCoopers LLP.

*23.2 Consent of Independent Accountants-- KPMG LLP.

*23.3 Consent of Independent Accountants-- Ernst & Young LLP.

*23.4 Consent of Cahill Gordon & Reindel (included as part of Exhibit 5.1).

*24.1 Powers of Attorney authorizing execution of the Registration Statement on Form S-8 on behalf of certain directors of the Registrant (set forth on the signature pages to this registration statement).

-----------------------------------

*    Filed herewith.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not ex-ceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 21st day of June, 2002.

                             BURLINGTON RESOURCES INC.

                             /s/  Bobby S. Shackouls
                             ---------------------------------------------------
                             Name:    Bobby S. Shackouls
                             Title:   Chairman of the Board, President,  Chief
                                      Executive Officer and Director

                                POWER OF ATTORNEY


     Each person whose individual signature appears below hereby authorizes Steven J. Shapiro and L. David Hanower, or either of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 21st day of June, 2002.


                        Signature                                                   Title

/s/ Bobby S. Shackouls                                     Chairman of the Board, President, Chief
----------------------------------------------             Executive Officer and Director
Bobby S. Shackouls

/s/ Steven J. Shapiro                                      Senior Vice President and Chief Financial
----------------------------------------------             Officer
Steven J. Shapiro

/s/ Joseph P. McCoy                                        Vice President, Controller and Chief
----------------------------------------------             Accounting Officer
Joseph P. McCoy

/s/ Reuben V. Anderson                                     Director
----------------------------------------------
Reuben V. Anderson

/s/ Laird I. Grant                                         Director
----------------------------------------------
Laird I. Grant

/s/ Robert J. Harding                                      Director
----------------------------------------------
Robert J. Harding

/s/ John T. LaMacchia                                      Director
----------------------------------------------
John T. LaMacchia

/s/ James F. McDonald                                      Director
----------------------------------------------
James F. McDonald

/s/ Kenneth W. Orce                                        Director
----------------------------------------------
Kenneth W. Orce

/s/ Donald M. Roberts                                      Director
----------------------------------------------
Donald M. Roberts

/s/ John F. Schwarz                                        Director
----------------------------------------------
John F. Schwarz

/s/ Walter Scott, Jr.                                      Director
----------------------------------------------
Walter Scott, Jr.

/s/ William E. Wade                                        Director
----------------------------------------------
William E. Wade


                                INDEX TO EXHIBITS


EXHIBIT NO.                DESCRIPTION OF EXHIBIT

4.1 Form of Rights Agreement dated as of December 16, 1998, between the Registrant and EquiServe Trust Company, N.A. (the current Rights Agent), which includes, as Exhibit A thereto, the form of Certificate of Designation specifying terms of the Series A Junior Participating Preferred Stock and, as Exhibit B thereto, the form of Rights Certificate (incorporated herein by reference to Exhibit 1 to Burlington Resources Inc.'s Form 8-A filed December 18, 1998).

4.2 Certificate of Incorporation of the Registrant as amended November 18, 1999 (incorporated herein by reference to Exhibit 3.1 to Form 10-K, filed March 17, 2000).

4.3 By-Laws of the Registrant, as amended as of December 6, 2000 (incorporated herein by reference to Exhibit 3.2 to Form 10-K, filed February 21, 2001).

*5.1 Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

*23.1 Consent of Independent Accountants-- PricewaterhouseCoopers LLP.

*23.2 Consent of Independent Accountants-- KPMG LLP.

*23.3 Consent of Independent Accountants-- Ernst & Young LLP.

*23.4 Consent of Cahill Gordon & Reindel (included as part of Exhibit 5.1).

*24.1 Powers of Attorney authorizing execution of the Registration Statement on Form S-8 on behalf of certain directors of the Registrant (set forth on the signature pages to this registration statement).

-------------------------

*    Filed herewith.

                                                                     EXHIBIT 5.1

                     [Letterhead of Cahill Gordon & Reindel]

                                                                   June 21, 2002

Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas  77056

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Burlington Resources Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 7,500,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issuable under the Burlington Resources Inc. 2002 Stock Incentive Plan (the "Stock Incentive Plan") and 2,178,429 shares of Common Stock issuable under the Burlington Resources 1997 Employee Stock Incentive Plan, as amended to the date hereof (the "Employee Stock Incentive Plan" and, together with the Stock Incentive Plan, the "Plans").

     In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of all such corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions, and we have made such other investigations, as we have deemed necessary in connection with the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as photocopies or conformed copies.

     Based on the foregoing, we advise you that in our opinion, the shares of Common Stock to be issued under the Plans have been authorized and, when issued and paid for in accordance with the terms of the applicable Plan, will be duly and validly issued, fully paid and nonassessable.

     In rendering this opinion we express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and the judicial decisions interpreting such laws.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement referred to above.


                                         Very truly yours,

                                         /s/ Cahill Gordon & Reindel

                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2002, relating to the consolidated financial statements of Burlington Resources Inc., which includes reference to other auditors and which appears in Burlington Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

                                         /s/ PricewaterhouseCoopers LLP
Houston, Texas
June 21, 2002

                                                                    EXHIBIT 23.2


The Board of Directors of
Burlington Resources Inc.

     We consent to the incorporation by reference in the registration statement on this Form S-8 of Burlington Resources Inc. of our report dated March 3, 2000 with respect to the consolidated income statement, retained earnings and cash flows of Burlington Resources Canada Ltd. for the year ended December 31, 1999 which report is filed as an exhibit to the Annual Report of Burlington Resources Inc. on Form 10-K for the year ended December 31, 2001.


/s/ KPMG LLP
Chartered Accountants


Calgary, Canada
June 21, 2002

                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Burlington Resources Inc. ("Burlington") dated June 21, 2002 of our report dated February 2, 2001 (except for Note 14 which is as of February 15,
2002) with respect to the consolidated financial statements of Canadian Hunter Exploration Ltd. filed as an exhibit to the Annual Report on Form 10-K of Burlington dated February 15, 2002, filed with the United States Securities and Exchange Commission.

Calgary, Canada                                  /s/ Ernst & Young LLP
June 21, 2002                                   Chartered Accountants